                                        SECURITIES AND EXCHANGE COMMISSION
                                             Washington, D.C. 20549

                                                    FORM 8-K
                                                 CURRENT REPORT

                                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                                           SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  May 12, 2005

                                LSB INDUSTRIES, INC.
                                         (Exact name of registrant as specified in its charter)

Delaware .	1-7677 .	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

      16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                                73107
            (Address of principal executive offices)                                     (Zip Code)

Registrant's telephone number, including area code:                     (405) 235-4546

                                            Not applicable
                  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ | Written communications pursuant to Rule 425 under the Securities Act

| __ | Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On May 12, 2005, LSB Industries, Inc. (the "Company") entered into a certain Death Benefit Agreement (the
"Agreement") with Jack E. Golsen, the Chairman and Chief Executive Officer of the Company. The Agreement
replaces $2.5 million in death benefits that were payable to Mr. Golsen's family under two insurance policies having an aggregate stated death benefit of $5 million that were purchased by the Company on Mr. Golsen's life in 1996 and 2002, respectively, each of which are being cancelled in 2005. The Agreement provides that, upon
Mr. Golsen's death, the Company will pay to Mr. Golsen's family or designated beneficiary $2.5 million to be funded upon receipt by the Company of $2.5 million of the net proceeds payable under three whole life insurance policies that the Company purchased on Mr. Golsen's life in April 2005.  The Company is the owner and beneficiary of the three new policies, which provide an aggregate stated death benefit of $7 million.  The terms of the Agreement require the Company to keep in existence no less than $2.5 million of the stated death benefit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2005.
                                                        LSB INDUSTRIES, INC.

                                                        By: /s/ Tony M. Shelby
                                                        Tony M. Shelby,
                                                        Executive Vice President and
                                                        Chief Financial Officer